                                                                    May 14, 1996
                                                                          Page 3


                             APPLIED MATERIALS, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                               Three Months Ended       Six Months Ended
- --------------------------------------------------------------------------------------------
                                              April 28,   April 30,   April 28,    April 30,
(In thousands, except per share data)           1996        1995        1996         1995
- --------------------------------------------------------------------------------------------
Net sales                                    $1,127,855   $675,439   $2,168,435   $1,181,547

Costs and expenses:
     Cost of products sold                      586,564    370,429    1,130,344      638,525
     Research, development
       and engineering                          124,918     73,393      235,270      133,389
     Marketing and selling                       80,587     51,901      157,869       96,046
     General and administrative                  54,820     34,822      104,375       66,640
                                             ----------   --------   ----------   ----------

Income from operations                         280,966    144,894      540,577      246,947

Interest expense                                  4,917      5,881       10,085       11,634
Interest income                                   9,829      5,040       19,426        9,983
                                             ----------   --------   ----------   ----------
Income from consolidated companies before
     taxes                                      285,878    144,053      549,918      245,296

Provision for income taxes                      100,057     50,418      192,471       85,853
                                             ----------   --------   ----------   ----------

Income from consolidated companies              185,821     93,635      357,447      159,443

Equity in net income/loss of joint venture           --         --           --           --
                                             ----------   --------   ----------   ----------

Net income                                   $  185,821   $ 93,635   $  357,447   $  159,443
                                             ----------   --------   ----------   ----------


Earnings per share                           $     1.01   $   0.54   $     1.94   $     0.92
                                             ----------   --------   ----------   ----------

Average common shares and
     equivalents                                183,699    173,406      183,921      173,010
- --------------------------------------------------------------------------------------------

                                                                    May 14, 1996
                                                                          Page 4


                             APPLIED MATERIALS, INC.
                     CONSOLIDATED CONDENSED BALANCE SHEETS*


- ---------------------------------------------------------------------------------
                                                           April 28,    Oct. 29,
                 (In thousands)                              1996         1995
- ---------------------------------------------------------------------------------
       ASSETS    Current assets:
                     Cash and cash equivalents            $  199,993   $  285,845
                     Short-term investments                  442,405      483,487
                     Accounts receivable, net              1,020,737      817,730
                     Inventories                             556,584      427,413
                     Deferred income taxes                   196,277      198,888
                     Other current assets                     84,227       98,250
                                                          ----------   ----------
                 Total current assets                      2,500,223    2,311,613

                 Property, plant and equipment, net          808,547      630,746
                 Other assets                                 25,047       23,020
                                                          ----------   ----------
                 Total assets                             $3,333,817   $2,965,379
                                                          ----------   ----------

  LIABILITIES    Current liabilities:
          AND        Notes payable                        $   48,465   $   61,748
STOCKHOLDERS'        Current portion of long-term debt        22,497       21,064
       EQUITY        Accounts payable and
                       accrued expenses                      778,886      659,572
                     Income taxes payable                     36,099      119,347
                                                          ----------   ----------
                 Total current liabilities                   885,947      861,731

                 Long-term debt                              282,156      279,807
                 Deferred income taxes and
                      other non-current obligations           49,611       40,338
                                                          ----------   ----------
                 Total liabilities                         1,217,714    1,181,876
                                                          ----------   ----------

                 Stockholders' equity:
                     Common stock                              1,794        1,792
                     Additional paid-in capital              747,338      760,057
                     Retained earnings                     1,357,426      999,979
                     Cumulative translation adjustments        9,545       21,675
                                                          ----------   ----------
                 Total stockholders' equity                2,116,103    1,783,503
                                                          ----------   ----------
                 Total liabilities and
                     stockholders' equity                 $3,333,817   $2,965,379
- ---------------------------------------------------------------------------------

          * Amounts as of April 28, 1996 are unaudited. Amounts as of October 29, 1995 were obtained from the October 29, 1995 audited financial statements.